Exhibit 32.1

SECTION 906 CERTIFICATION

In connection with the Quarterly Report of enherent Corp. (the “Company”) on Form 10-Q/A for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Douglas A. Catalano, Chairman, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Douglas A. Catalano
Douglas A. Catalano
Chairman, Chief Executive Officer and President
January 25, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to enherent, Corp. and will be retained by enherent Corp. and furnished to the Securities and Exchange Commission or its staff upon request.